                                                                                                                      Exhibit No. 23(j)

                                                     INDEPENDENT AUDITOR'S CONSENT

The Board of Trustees
Oppenheimer California Municipal Fund:

We consent to the use in this  Registration  Statement of  Oppenheimer  California  Municipal  Fund of our report dated August 21, 2001 included in the Statement of Additional Information,  which is part of such Registration  Statement,  and to the references to our firm under the  headings  "Financial  Highlights"  appearing  in the  Prospectus,  which is also part of such  Registration  Statement,  and
"Independent Auditors" appearing in the Statement of Additional Information.

/s/KPMG LLP
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KPMG LLP

Denver, Colorado
November 23, 2001